EXHIBIT 14(a)(1)(iv)
                                                            Page 1 of 3


[DELOITTE & TOUCHE LOGO]
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                         Deloitte & Touche LLP         Telephone: (305) 358-4141
                         Certified Public Accountants Facsimile: (305) 372-3160 Suite 400
                         200 South Biscayne Boulevard
                         Miami, Florida 33131-2310


INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors of
   Lennar Partners, Inc.:

We have examined management's assertion about Lennar Partners, Inc.'s (the "Company") compliance with the minimum servicing standards identified in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as applicable to the special servicing of commercial and multifamily mortgage loans as of and for the year ended December 31, 1998 included in the accompanying management assertion. Management is responsible for the Company's compliance with those applicable minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned applicable minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects.


/s/ Deloitte & Touche LLP
----------------------------
Deloitte & Touche LLP

February 12, 1999

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LENNAR PARTNERS
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An LNR Company


February 12, 1999

State Street Bank & Trust Company
2 International Place 5th Floor
Boston, MA 02119
Attention:  Corporate Trust Department

Re:     Annual Independent Public Accountant's Servicing Report
        J.P. Morgan Commercial Mortgage Finance Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1997-C4

To whom it may concern:

As of and for the year ended December 31, 1998, Lennar Partners, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers applicable to the commercial and multifamily mortgages for the special servicer as noted in the attachment to this assertion. As of and for this same period, Lennar Partners, Inc. had in effect a fidelity bond in the amount of $7,500,000 and an errors and omissions policy in the amount of $10,000,000.

Sincerely,

LENNAR PARTNERS, INC.


/s/ Susan K. Chapman
------------------------
Susan K. Chapman
Vice President

cc:     Banc One Mortgage Capital Markets, LLC
        1717 Main Street, 14th Floor
        Dallas, TX  75201
        Attention:  Edgar L. Smith

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                                                            Page 3 of 3

State Street Bank & Trust Company
February 12, 1999
Page 2

        J.P. Morgan Commercial Mortgage Finance Corp.
        60 Wall Street
        New York, New York 10260
        Attention:  President, J.P. Morgan 1997-C4

        Standard & Poor's Ratings Group
        25 Broadway
        New York, NY 10004
        Attention:  Commercial Mortgage Surveillance Group

        Moody's Investor's Service, Inc.
        99 Church Street
        New York, NY 10007
        Attention:  Managing Director, Commercial Mortgaged-Backed Securities

        Fitch Investors Service, L.P.
        One State Street Plaza, 33rd Floor
        New York, NY 10004
        Attention:  Commercial Mortgage Surveillance Group